SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange act 1934

October 25, 2004
(Date of report/date of earliest event reported)

CONSUMERS BANCORP, INC.

(Exact name of registrant as specified in its charter)

OHIO (State or other jurisdiction of incorporation or organization)	033-79130 (Commission File Number)	34-1771400 (I.R.S. Employer Identification No.)

614 East Lincoln Way
P.O. Box 256
Minerva, Ohio 44657
(Address of principal executive offices)

(330) 868-7701
(Issuer’s telephone number)

N/A
(Former name of former address, if changes since last report)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURES

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c) Effective October 25, 2004, Consumers Bancorp, Inc. and Consumers National Bank named James J. Gannon (age 60) Chief Financial Officer and Treasurer. Mr. Gannon holds an MBA and has more than 25 years experience primarily in financial and accounting roles with McDermott International, including having worked for BWX Technologies or a corporate predecessor entity from 1977 until he retired in March of 2003. From 1997 until the time of his retirement, Mr. Gannon was the chief financial officer for BWXT of Ohio.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consumers Bancorp, Inc.
Date: October 28, 2004	/s/ Steven L. Muckley Steven L. Muckley, President & Chief Executive Officer